UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 5, 2011

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  1- Registrant’s Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement.

On May 5, 2011 we gave notice terminating  the Asset Purchase Agreement  (the “Agreement”)  with Premier Renewable Energy, Inc. (“Premier”).  The Agreement contemplated the  sale of five of the Company’s wind energy projects in Ontario, Canada totaling 50 megawatts.  The five wind parks were:  Settlers Landing, Snowy Ridge, Grey Highlands, Cloudy Ridge and Clean Breeze.

According to the Agreement Premier was supposed to pay certain development costs which they failed to do. The Agreement was therefore terminated for cause.

Since the agreement with Premier has been terminated, we will be required to return to Premier a total of $950,000 representing the return of Premier’s refundable deposit.

Except as set forth herein, there is no further liability to either Wind Works or Premier as a result of the termination of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 16, 2011

Wind Works Power Corp.
By:	/s/Ingo Stuckmann
Ingo Stuckmann, CEO